EXHIBIT 10.27

                             220-222 MHz SMR SYSTEM
                    PURCHASE AND LICENSE ASSIGNMENT AGREEMENT

     This 220-222 MHz Systems Purchase and License Assignment Agreement (the "Agreement") is entered into between Digi Link Technologies, Inc., a Delaware corporation ("Purchaser"), and Communications Concepts, Inc., a Florida corporation (hereafter "Seller"), to be effective as of January 21, 2001 (the "Agreement").

     WHEREAS, Purchaser is engaged in the ownership, development and management of 220 MHz SMR licenses; and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, each in accordance with the terms and conditions of this Agreement, all of Seller's right, title and interest in and to various mobile communications radio systems and licenses operating or to be operated in the 220-222 MHZ band (the "Systems"), which Systems are evidenced by, and operated or to be operated pursuant to, an authorization (the "License") issued by the Federal Communications Commission (the "FCC"), and which Systems and Licenses are further described in Exhibit A attached hereto and made a part of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and terms contained herein, and for other valuable consideration, receipt and sufficiency of which is hereby mutually acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

     1. Sale and Purchase.

     1.1 Systems and Licenses. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Purchaser agrees to purchase, subject to prior FCC approval, all of Seller's right, title and interest in and to all tangible and intangible assets (the "Assets") used in connection with the Systems and the Licenses including, without limitation, assignment of the License, License files and records, customer lists and records, contracts, leases and other agreements, and other assets owned by Seller and used in connection with the operation of the Systems and/or the Licenses existing on the date of execution of this Agreement:

       (a) Tycom Dispatch Systems, L.C. with SMR systems in Dallas and Jacksonville;

       (b) SMR Acquisition L.C. with two SMR Systems in Los Angeles, California;

       (c) Comnet Dispatch with SMR System in Los Angeles;

       (d) Bottom Line Dispatch L.C. with SMR System in Chicago; and

       (e) License Pool 3, L.C., Milwaukee.

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     1.2 Purchase  Price.  Purchaser  agrees to pay Seller the amounts  detailed immediately below for the Systems / Licenses:

       Systems / Licenses                              Purchase Price

       (a) Tycom Dispatch Systems, L.C.
           with SMR systems
           in Dallas and Jacksonville;                   $600,000.00

       (b) SMR Acquisition L.C.
           with SMR Systems
           in Los Angeles and Long Beach;                $600,000.00

       (c) Comnet Dispatch
           with SMR System
           in Los Angeles;                               $600,000.00

       (d) Bottom Line Dispatch L.C.
           with SMR System
           in Chicago; and                               $600,000.00

           Total (a) through (d)                       $2,400,000.00

       (e) License Pool 3, L.C.,
           Milwaukee.                                    $840,000.00

     Purchaser agrees to pay Seller $3,240,000, which purchase price shall be paid in the form of: (i) 3,240,000 shares of restricted common stock of Digi Link with an agreed to value of $1.00 per share or (ii) if there is an established public trading market for Digi Link stock at the time the conditions set forth in 1.3(c) are met, then the purchase price of $3,240,000 shall be paid in Digi Link restricted common stock at a rate equal to the last closing bid on the OTC Bulletin Board or in the over-the-counter market on the date before the satisfaction of the last condition set forth in subparagraph 1.3c(i) and (ii) below. By way of illustration, if Digi Link stock is trading at $2.00 bid on the date the conditions are met, then the number of shares to be issued shall be
1.62 million shares.

     1.3 Closing. The purchase and sale of the License shall be consummated in the manner described in this Section 1.3. Upon the signing of this Agreement by Seller and Purchaser, the following shall occur immediately thereafter:

     (a) Seller shall deliver to Purchaser written confirmation, in form and substance reasonably satisfactory to Purchaser, that Seller has applied to the FCC for the transfer of the License to Purchaser as described herein, including photocopies of all correspondence and documents exchanged by Seller and the FCC regarding the License.

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     (b)  Purchaser  shall  prepare  to  deliver  to Seller a stock  certificate representing the shares of Common Stock to be delivered as part of the Purchase Price.

     (c) Closing is  conditioned  upon the later of: (i) final FCC approval;  or
(ii) satisfactory valuation of the assets being transferred by the auditors of Digi Link, Brignola & Co., CPA's. At such time as all of the License transfers from Seller to Purchaser are approved by the FCC, Seller shall cause the Common Stock certificates to be delivered to Purchaser in accordance with the formula set forth in Section 1.2 above.

     Closing is conditioned upon final approval by the Board of Directors of Purchaser and Seller and satisfactory completion of due diligence by Purchaser.

     1.4 FCC Rules; Management Agreement. Purchaser and Seller each acknowledge that it is familiar with the responsibilities of the licensee under federal licenses of 220-222 MHz specialized mobile radio systems under the Communications Act of 1934, as amended, and applicable FCC rules and policies. In order to comply with applicable laws, rules and policies, the Parties agree to enter into the 220-222 MHz System Management Agreement (the "Management Agreement") in the form attached to and made a part of this Agreement as Exhibit
B. The Management Agreement shall be effective as of its execution date and shall continue in full force and effect until such time that the FCC approves the transfer of the License as contemplated by this Agreement. Seller shall pay to Purchaser the compensation set forth in the Management Agreement according to the terms and conditions set forth in the Management Agreement.

     1.5 Specific Performance. If Purchaser fails to make payment as required in this Agreement or Seller fails to cause transfer of the License to Purchaser to be approved by the FCC, each of the Parties agrees that the respective obligations of the Parties may be specifically enforced.

     2. Representations of Seller. Seller represents, warrants and agrees to and with Purchaser as follows as of the Effective Date and as of each Closing Date:

     (a) Seller is the sole beneficial, legal and record licensee of the License;

     (b) Seller has full power, authority and legal right to transfer the License;

     (c) Other than restrictions imposed by the FCC in the ordinary course of business, there are no claims, liens or other encumbrances on the License;

     (d) This Agreement constitutes a legal and binding obligation of the Seller, and is valid and enforceable against the Seller and Seller's successors in accordance with its terms;

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     (e) Seller has had the opportunity to discuss Seller's acquisition of the
         Common Stock pursuant to this Agreement and Seller has obtained or been given access to all information concerning Purchaser that Seller has reasonably requested, including all filings made by Purchaser's parent, Greenleaf Technologies Corporation, with the U.S. Securities and Exchange Commission and the Purchaser's Private Placement Memorandum dated as of September 25, 2000; and [PJJ: Do you want to reference new PPM as in ABC??]

     (f) There are no other restrictions on Seller's right or ability to transfer the License to Purchaser.

     3. Representations of Purchaser. Purchaser hereby represents, warrants and agrees to and with Seller as follows:

     (a) Purchaser has full power, authority and legal right to acquire the License from Seller, and the entering into of this Agreement by Purchaser does not require the consent of, or notice to, any party not previously obtained or given; and

     (b) This Agreement constitutes a legal and binding obligation of Purchaser, and is valid and enforceable against Purchaser and Purchaser's successors in accordance with its terms.

     4. Additional Covenants.

     4.1 Brokerage Commissions and Finders' Fees. Purchaser shall indemnify and hold harmless Seller from any loss, cost or expense arising out of any claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or other transfer of the System or license if such claim is based upon any agreement or understanding with Purchaser or any of Purchaser's representatives or agents. Seller shall indemnify and hold harmless Purchaser from any loss, cost or expense arising out of a claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or other transfer of the System or License if such claim is based upon any agreement or understanding with Seller or any of Seller's representatives or agents.

     4.2 Expenses. Each respective Party will pay all expenses and fees of his or its legal counsel, accountants and other agents and advisers incurred pursuant to this Agreement regardless of whether the transactions contemplated in this Agreement are consummated.

     5. Miscellaneous.

     5.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

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     5.2  Notice.  All  notices,   requests,   demands,   directions  and  other
communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 5.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 5.2. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  Purchaser:        Digi Link Technologies, Inc.
                                    75 Highway 27, Suite 201
                                    Iselin, New Jersey 08830
                                    Attn: Peter J. Jegou, Chairman and CEO
                                    Facsimile No.: (732) 603-6005

                  Seller:           Communications Concepts, Inc.
                                    5440 N.W. 33rd Avenue, Suite 104
                                    Ft. Lauderdale, Florida 33304
                                    Attn: William Gale
                                    Facsimile No.: (954) 497-1129

     Either party may change its respective address for purposes of this Section
5.2 by giving the other Party Notice of the new address in the manner set forth above.

     5.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

     5.4 Non-Waiver. The waiver by either Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

     5.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

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     5.6 Inurement.  This  Agreement  shall be binding upon each of the Parties, and it shall benefit each of the Parties and their respective successors and assigns. This Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.

     5.7 Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     5.8   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute a single instrument.

     5.9 Survival of Representations and Warranties. Each covenant, agreement, representation and warranty of the parties under this Agreement shall survive for the execution of this Agreement and the performance of each respective Party's obligations pursuant to this Agreement.

     IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.


Date:                                      DIGI LINK TECHNOLOGIES, INC.



                                           By:  /s/: Peter J. Jegou
                                           ------------------------
                                           Name:  Peter J. Jegou
                                           Title:  Chairman/CEO



Date:                                      COMMUNICATIONS CONCEPTS, INC.



                                           By:   /s/: William Gale
                                           -----------------------
                                           Name: William Gale
                                           Title:  President



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